                                                                   Ex. 3.1

                               STATE OF DELAWARE

                                   LETTERHEAD

                          OFFICE OF SECRETARY OF STATE

                            _______________________



  I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "MANUFACTURERS NATIONAL CORPORATION" MERGING WITH AND INTO "COMERICA INCORPORATED" UNDER THE NAME OF "COMERICA INCORPORATED" AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTEENTH DAY OF JUNE, A.D. 1992, AT 8:30 O'CLOCK A.M.

                           * * * * * * * * * * * * *





                                                                 /s/ Michael Rachford
DEPARTMENT OF STATE                                              --------------------
OFFICE OF THE SECRETARY OF STATE                                 SECRETARY OF STATE
DELAWARE (STATE SEAL)                                            AUTHENTICATION: *3488359
                                                                           DATE: 06/18/1992

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 06/18/1992
                                                              921705007 - 786580


                            CERTIFICATE OF MERGER OF
                       MANUFACTURERS NATIONAL CORPORATION
                                      INTO
                             COMERICA INCORPORATED

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:   That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


Name:                                             State of Incorporation:
- -----                                             -----------------------
Comerica Incorporated                                 Delaware
Manufacturers National Corporation                    Delaware

SECOND: That an Agreement and Plan of Merger ("Merger Agreement"} between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:   That Comerica Incorporated shall be the surviving corporation in the merger and the name of the surviving corporation of the merger is "Comerica Incorporated."

FOURTH: That, pursuant to the merger, the Restated Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as set forth in Attachment A to this Certificate of Merger.

FIFTH:   That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 Renaissance Center, Detroit, MI 48243.

SIXTH:   That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of the 18th day of June, 1992.

ATTEST:                             COMERICA INCORPORATED
_____________________               _____________________
By:   Judith C. Lalka               By:   Eugene A. Miller
Its:  Secretary                     Its:  Chairman of the Board, President
                                           and Chief Executive Officer

                                                            ATTACHMENT A

                    RESTATED CERTIFICATE OF INCORPORATION OF
                             COMERICA INCORPORATED
                              (THE "CORPORATION")


                                     FIRST

The name of the Corporation is Comerica Incorporated.

                                     SECOND

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                     THIRD

The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     FOURTH

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares which shall be divided into two classes as follows:

  (a) 10,000,000 shares of Preferred Stock without par value (Preferred Stock); and

  (b) 250,000,000 shares of Common Stock of the par value of $5.00 per share (Common Stock).

The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

PART I:  PREFERRED STOCK

  (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

  (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

   (i) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

   (ii) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

   (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selection shares of such series for redemption if less than all shares are to be redeemed.

   (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

   (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

   (vi) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

   (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar Provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

   (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

   (ix) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

  (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

  (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

PART II:  COMMON STOCK

  (a) Except as otherwise required by law or by any amendment to this Restated Certificate of Incorporation, each holder of Common Stock Shall have one vote for each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

  (b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

  (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the Corporation for the purposes of this paragraph.

  (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

                                     FIFTH

The Corporation is to have perpetual existence.


                                     SIXTH

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term express at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Until June 18, 1995, vacancies on the Board of Directors may be filled, and nominations of persons on behalf of the Corporation will be made in accordance with Article III, Section 12 of the Corporation's Bylaws. Thereafter, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless expressly provided by such terms.

Any amendment, change or repeal of this Article Sixth or any other amendment or change of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Sixth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors then in office, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                    SEVENTH

The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation not inconsistent with the provisions of this Restated Certificate of Incorporation. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of

Article II, Section (5) and Article III, Section (12) of the Bylaws of the Corporation proposed by any Shareholder of the Corporation.

Any amendment, change or repeal of this Article Seventh, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Seventh, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                     EIGHTH

I. The affirmative vote of (a) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (b) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (b) all such shares of which a "Related Person" (as hereinafter defined) shall be a "Beneficial Owner" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses
(a) and (b) above shall not be applicable, and the provisions of Delaware law relating to the percentage of Shareholder approval, if any, shall apply to any such Business Combination if:

  A. The "Continuing Directors" of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

  B. If each of the following conditions are satisfied:

   1. The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and

   2. A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all Shareholders of the Corporation for the purpose of soliciting Shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

For purposes of this Article Eighth:

  1. The term "Business Combination" means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which Corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all Shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities of any member of any Related Person; and
(vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

  2. The term "Related Person" shall mean any individual, corporation, partnership or other person or entity, including any member of a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article by the Shareholders of the Corporation; such act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the "Exchange Act"), and any "Affiliate" or "Associate" (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of ten percent or more of the outstanding shares of any class or series of capital stock of the Corporation.

  3. The term "Substantial Part" shall mean more than 10% of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

  4. For the purposes of subparagraph B. 1. of Paragraph One of this Article Eighth, the term "other consideration to be received" shall include, without limitation, Common stock or other capital stock of the Corporation retained by Shareholders of the Corporation other than Related Persons or parties to such Business Combination in which the Corporation is the surviving corporation.

  5. The term "Continuing Director" shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

  6. A "Related Person" shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

  7. The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article Eighth shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Shares Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

II. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eighth on the basis of information then known to it, (i) whether any person is an Affiliate or Associate of another person, (ii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation and (iii) the value of the Highest Per Share Price and Highest Equivalent Price. Any such reasonable determination by the Board shall be conclusive and binding for all purposes of this Article Eighth.

III. Any amendment, change or repeal of this Article Eighth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Eighth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of (a) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (b) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this Paragraph III shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Continuing Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                     NINTH

Any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote. Any amendment, change or repeal of this Article Ninth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Ninth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at lease 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                     TENTH


The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ELEVENTH

A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                                                                       PAGE    1
                               STATE OF DELAWARE

                                   LETTERHEAD

                          OFFICE OF SECRETARY OF STATE

                            ________________________



        I,  MICHAEL  RATCHFORD,   SECRETARY  OF  STATE  OF  THE  STATE  OF
DELAWARE, DO  HEREBY  CERTIFY  THE  ATTACHED  IS  A  TRUE  AND  CORRECT COPY
OF  THE CERTIFICATE  OF  STOCK  DESIGNATION  OF  "COMERICA INCORPORATED"  FILED
IN THIS  OFFICE  ON  THE  EIGHTEENTH  DAY  OF  JUNE, A.D.   1992,  AT  8:31
O'CLOCK  A.M.

                                              /s/ Michael Ratchford

                                     SECRETARY OF STATE AUTHENTICATION: *3488432

                                                               DATE:  06/18/1992
[seal]
921705008

                                                             STATE  OF  DELAWARE
                                                            SECRETARY  OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                    FILED  08:31  AM  06/18/1992
                                                            921705008  -  786580

                           CERTIFICATE OF DESIGNATION

                   Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware

                              860,000  SHARES  OF
                            FIXED  RATE  CUMULATIVE
                         PREFERRED  STOCK,   SERIES  B

        COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation at meeting thereof held on August 26, 1986, duly amended by the Board of Directors and duly amended, supplemented, and completed by resolutions duly adopted by the Board of Directors of the Corporation (i) at a meeting thereof held on November 25, 1986, and (ii) at a meeting thereof held on June 23, 1987, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, which authorizes the issuance of up to 860,000 shares of "Fixed Rate Preferred Stock, Series B" (as hereinafter defined) without par value, and that the complete text of such resolution, as so amended, supplemented, and completed, is as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes the issue of the below described series of Preferred Stock without par value of the Corporation and pursuant to authority set forth in the Corporation's Restated Certificate of Incorporation, as amended, hereby fixes the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and



                                     --1--
        restrictions thereof as follows:

FIXED RATE CUMULATIVE PREFERRED STOCK,  SERIES  B

        (1) Designation. 860,000 shares of the Preferred Stock without par value of the Corporation are hereby constituted as a series of Preferred Stock without par value and designated as Fixed Rate Cumulative Preferred Stock, Series B (hereinafter called "Fixed Rate Cumulative Preferred Stock, Series B"). Shares of the Fixed Rate Cumulative Preferred Stock, Series B
    shall have a Stated Value of $50 per share.   The number of shares
    constituting the Fixed Rate Cumulative Preferred Stock, Series B may be reduced by resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating such reduction.

        (2) Dividends. The holders of shares of Fixed Rate Cumulative Preferred Stock, Series B shall be entitled to receive cash dividends, when and as declared by the Corporation's Board of Directors out of funds legally available for the purpose, as hereinafter provided in this Section (2).

                (a) Dividend rates on the shares of the Fixed Rate Cumulative Preferred Stock, Series B shall be 8.65% per annum on the Stated Value thereof for (i) the Initial Dividend Period and (ii) each succeeding Semi-Annual Dividend Period (the Initial Dividend Period and any Semi-Annual Dividend Period being hereinafter referred to severally as a "Dividend Period" and collectively referred to as "Dividend Periods"). Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board, on the first day of January and July of each calendar year, commencing on the first day of the first January or July following the
         date of original issue of such shares.   Each such dividend shall be
         paid to the holders of record of shares of the Fixed Rate Cumulative Preferred Stock, Series B as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

                (b) Except as provided in the following sentence or in subsection (c) of this Section (2), no dividends




                                     --2--
         shall be declared or paid or set apart for payment on any stock of the Corporation of any class or series ranking, as to dividends, on a parity with the Fixed Rate Cumulative Preferred Stock, Series B for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Fixed Rate Cumulative Preferred Stock, Series B outstanding for all Dividend Periods terminating on or prior to the date of payment of such dividends on the stock of such other class or series. When dividends are not paid in full, as aforesaid, upon the shares of the Fixed Rate Cumulative Preferred Stock, Series B and any other stock of the Corporation ranking on a parity as to dividends with the Fixed Rate Cumulative Preferred Stock, Series B, all dividends declared upon shares of the Fixed Rate Cumulative Preferred Stock, Series B and any other stock of the Corporation ranking on a parity as to dividends with the Fixed Rate Cumulative Preferred Stock, Series B shall be declared pro rata so that the amount of dividends declared per share on the Fixed Rate Cumulative Preferred Stock, Series B and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Fixed Rate Cumulative Preferred Stock, Series B and such other stock bear to each other. Holders of shares of the Fixed Rate Cumulative Preferred Stock, Series B shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on the Fixed Rate Cumulative Preferred Stock, Series B.
         No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Fixed Rate Cumulative Preferred Stock, Series B which may be in arrears.

                (c) So long as any shares of the Fixed Rate Cumulative Preferred Stock, Series B are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation and other than as provided in this subsection or in subsection (b) of this Section (2)) shall be declared and paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Fixed Rate Cumulative Preferred Stock, Series B as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Fixed Rate Cumulative Preferred Stock,

                                     --3--

         Series B as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Fixed Rate Cumulative Preferred Stock, Series B as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B shall have been paid for all past Dividend Periods.

                (d) Dividends payable on each share of the Fixed Rate Cumulative Preferred Stock, Series B for each full Dividend Period shall be computed by multiplying the Stated Value per share of the Fixed Rate Cumulative Preferred Stock, Series B by 8.65% per annum.

                (e) For purposes of this Section (2), the term:

                (i) "Initial Dividend Period" shall mean the period commencing on the date of issuance and ending on and including the day next preceding the first day of the first January or July to follow such date of issuance.

                (ii) "Semi-Annual Dividend Period" shall mean each six month period commencing on January 1 and July 1 of each calendar year and ending on and including the day next preceding the first day of the next Semi-Annual Dividend Period.

        (3) Redemption. (a) Except as provided in subsection (b) of this Section (3), the Fixed Rate Cumulative Preferred Stock, Series B may not be redeemed prior to that date that is 5 years after the date of issuance.
    On and after that date, the Corporation, at its option, may redeem shares of the Fixed Rate Cumulative Preferred Stock, Series B, as a whole or in part, at any time or from time to time at a redemption price per share of 100% of the Stated Value plus, in each case, accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the date fixed for redemption.

                (b) In the event the Corporation shall redeem shares of Fixed Rate Cumulative Preferred Stock, Series B, notice of such redemption shall be given by registered or certified mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same


                                     --4--
         appears on the stock register of the Corporation.   Each such
         notice shall state: (1) the redemption date: (2) the number of shares of Fixed Rate Cumulative Preferred Stock, Series B to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder: (3) the redemption price: (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed
         will cease to accrue on such redemption date.   Notice having been
         mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Fixed Rate Cumulative Preferred Stock, Series B so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation), having a capital and surplus of at least $50,000,000.00, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Fixed Rate Cumulative Preferred Stock, Series B so
         called for redemption.   Any interest accrued on such funds shall be
         paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Fixed Rate Cumulative Preferred Stock, Series B so called for redemption shall look only to the Corporation for payment of the redemption price.

              Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B not previously called for redemption by lot or pro rata (as nearly as


                                     --5--
         may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

              In no event shall the Corporation redeem less than all the outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B pursuant to subsection (a) of this Section (3) or purchase or acquire any shares of the Fixed Rate Cumulative Preferred Stock, Series B (otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Fixed Rate Cumulative Preferred Stock, Series B) unless full cumulative dividends shall have been paid or declared and a sum sufficient for the payment thereof set apart for such payment upon all outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B for all past Dividend Periods.

              (c) All shares of Fixed Rate Cumulative Preferred Stock, Series B redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued as and when designated as part of a particular series by the Corporation.

        (4) Liquidation Preference.   In the event of any liquidation,
    dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any of the Common Stock or any other series or class or classes of capital stock of the Corporation ranking junior to the Fixed Rate Cumulative Preferred Stock, Series B with respect to distribution of assets on liquidation, dissolution or winding up of the Corporation ("Junior Liquidation Stock"), the holders of the shares of the Fixed Rate Cumulative Preferred Stock, Series B shall be entitled to receive an amount per share equal to the Stated Value plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Fixed Rate Cumulative Preferred Stock, Series B shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other stock of the Corporation ranking as to liquidation, dissolution or winding up, on a parity with the Fixed Rate Cumulative Preferred Stock, Series B, then such assets, or the proceeds


                                     --6--
    thereof,  shall be distributed among the holders of Fixed Rate
    Cumulative Preferred Stock, Series B and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Fixed Rate Cumulative Preferred Stock, Series B and any such
    other stock if all amounts payable thereon were paid in full.   For the
    purposes of this Section (4), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        Subject to the rights of the holders of shares of any series or class or classes of stock of the Corporation ranking on a parity with or prior to the Fixed Rate Cumulative Preferred Stock, Series B upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Fixed Rate Cumulative Preferred Stock, Series B as provided in this Section (4), but not prior thereto, any Junior Liquidation Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Fixed Rate Cumulative Preferred Stock, Series B shall not be entitled to share therein.

        (5) Purchase, Retirement or Sinking Fund. The shares of Fixed Rate Cumulative Preferred Stock, Series B shall not be subject to the operation of any purchase, retirement or sinking fund.

        (6) Conversion or Exchange. The holders of shares of Fixed Rate Cumulative Preferred Stock, Series B shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

        (7) Voting. Except as hereinafter in this Section (7) expressly provided or as otherwise from time to time required by law, the Fixed Rate Cumulative Preferred Stock, Series B shall have no voting rights. If the Fixed Rate Cumulative Preferred Stock, Series B shall be issued in fractional shares, then, whenever the holders of the Fixed Rate Cumulative Preferred Stock, Series B are entitled to vote, each such fractional share shall entitle the holder thereof to a corresponding fraction of one vote.

        Each holder of outstanding shares of Fixed Rate Cumulative Preferred Stock, Series B shall be entitled to one vote for each such share held, voting with the holders of outstanding shares of the Corporation s Common Stock, par


                                     --7--
    value $5.00 per share, as a class.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Fixed Rate Cumulative Preferred Stock, Series B shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

        (8) Ranking.   Any class or classes of stock of the Corporation shall
    be deemed to rank:

                (a) prior to the Fixed Rate Cumulative Preferred Stock, Series B as to dividends or upon liquidation if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Fixed Rate Cumulative Preferred Stock, Series B;

                (b) on a parity with the Fixed Rate Cumulative Preferred Stock as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Fixed Rate Cumulative Preferred Stock, Series B, if the holders of such class of stock and the Fixed Rate Cumulative Preferred Stock, Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

                (c) junior to the Fixed Rate Cumulative Preferred Stock, Series B, as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Fixed Rate Cumulative Preferred Stock, Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or classes.

        (9) Additional Stock. Except as expressly provided in Section (7) above and in the Restated Certificate of Incorporation, neither the issuance of additional shares of Fixed Rate Cumulative Preferred Stock, Series B nor the issuance of shares of any other class or series of stock of the Corporation shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights



                                     --8--
    thereof.

        (10) No Other Special Rights. The Fixed Rate Cumulative Preferred Stock, Series B shall have no other preferences, privileges or powers or relative, optional or other special rights, or qualifications, limitations or restrictions, except as set forth in Sections (1) through (9) above and except as provided in the Restated Certificate of Incorporation and by applicable law.



        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eugene A. Miller, its Chairman of the Board, President and Chief Executive Officer, and attested by Judith C. Lalka, its Secretary, as of the 18th day of June, 1992.

                                                        COMERICA INCORPORATED

                                                        /s/  Eugene A. Miller
                                                         _____________________
                                                       By:   Eugene A. Miller
                                   Its:  Chairman of the Board, President and
                                                      Chief Executive Officer


Attest:

/s/   Judith C. Lalka
_________________________
By:   Judith C. Lalka
Its:  Secretary



                                     --9--

                                                                       PAGE    1
                               STATE OF DELAWARE

                                   LETTERHEAD

                          OFFICE OF SECRETARY OF STATE

                            ________________________



        I,  MICHAEL  RATCHFORD,   SECRETARY  OF  STATE  OF  THE  STATE  OF
    DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "COMERICA INCORPORATED" FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE,
    A.D.   1992,  AT  8:32 O'CLOCK  A.M.






                                /s/  Michael Ratchford
                                     SECRETARY OF STATE
                                        AUTHENTICATION: *3488537

                                                  DATE:  06/18/1992

[Seal]
921705009

                                                             STATE  OF  DELAWARE
                                                            SECRETARY  OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                    FILED  08:32  AM  06/18/1992
                                                            921705009  -  786580



                          CERTIFICATE OF DESIGNATION,

                       PREFERENCES AND RIGHTS OF SERIES C

                         PARTICIPATING PREFERRED STOCK

                             COMERICA INCORPORATED

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



        We, Eugene A. Miller, President, and Judith C. Lalka, Secretary, of Comerica Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on January 26, 1988, as duly amended by the Board on January 28, 1992, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series C Participating Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

        Section 2.   Dividends and Distributions.

        (A) The dividend rate on the shares of Series C Participating Preferred Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, shall be equal (rounded to the nearest cent) to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, $5.00 par value, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock. In the event the Corporation shall at any time after January 26, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events, such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, provided, however, that in no event shall any share of Series C Participating Preferred Stock have more than one vote per share.

        (B) Except as otherwise provided herein, by the Restated Certificate of Incorporation or by law, the holders of shares of Series C Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C)   (i)    If at any time dividends on any Series C Participating
    Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the Series C Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, shall have the right to elect two (2) Directors.

        (ii) During any default period, such voting right of the holders of Series C Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series C Participating Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series C Participating Preferred Stock of such voting right. At any meeting at which the holders of Series C Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series C Participating Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series C Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Participating Preferred Stock.

        (iii) Unless the holders of Series C Participating Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series C Participating Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series C Participating Preferred Stock, which meeting shall thereupon be called by the Chairman, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series C Participating Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Series C Participating Preferred Stock by mailing a copy of such notice to the holder at the holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series C Participating Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any event default period, the holders of Common Stock, and other classes of Stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series C Participating Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series C Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of the stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v)   Immediately upon the expiration of a default period,
(x) the right of the holders of Series C Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series C Participating Preferred Stock as a Class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change, thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the in the preceding sentence may be filled by a majority of the remaining directors.

     (D) Except as set forth herein, holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.   Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

            (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock; and

            (iv) purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
    (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 6.   Liquidation, Dissolution or Winding Up.

        (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Participating Preferred Stock shall have received $100.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Participating Preferred Stock and Common Stock, respectively, holders of Series C Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred stock and Common Stock, on a per share basis, respectively.

        (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (ii) of Subsection (A) above shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on

    Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The shares of Series C Participating Preferred Stock shall not be redeemable.

        Section 9. Ranking. The Series C Participating Preferred Stock shall rank junior to the Adjustable Rate Cumulative Dividend Preferred Stock, Series A and the $4.32 Cumulative Preferred Stock, Series B of the Corporation as to the payment of dividends and as regards liquidation, dissolution and winding up and shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and as regards liquidation, dissolution and winding up, unless the terms of any such series shall provide otherwise.

        Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Participating Preferred Stock, voting separately as a class.

        Section 11. Fractional Shares. Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eugene A. Miller, its Chairman of the Board, President and Chief Executive Officer, and attested by Judith C. Lalka, its Secretary, as of the 18th day of June, 1992.

                                      COMERICA INCORPORATED

                                      /s/   Eugene A. Miller
                                      _____________________
                                      By:   Eugene A. Miller
                                      Its:  Chairman of the Board, President and
                                            Chief Executive Officer

Attest:

/s/   Judith C. Lalka
____________________
By:   Judith C. Lalka
Its:  Secretary





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